Exhibit 21.1

SEAGATE TECHNOLOGY HOLDINGS SUBSIDIARIES						JURISDICTION OF INCORPORATION OR FORMATION
I.	Seagate Technology SAN Holdings					Cayman Islands
II.	Seagate Technology HDD Holdings					Cayman Islands
	A.	Quinta Corporation				California
	B.	Seagate Technology (US) Holdings, Inc.				Delaware
		1.	Seagate Technology LLC			Delaware
			a.	Seagate US LLC		Delaware
			b.	Seagate Air, LLC		Delaware
		2.	Redwood Acquisition Corporation			Delaware
		3.	Seagate Technology Australia Pty. Limited			Australia
		4.	Seagate Technology SAS			France
		5.	Seagate Technology GmbH			Germany
		6.	Seagate Technology AB			Sweden
		7.	Seagate Technology Taiwan Ltd.			Taiwan
		8.	Seagate Technology (Hong Kong) Limited			Hong Kong
		9.	AVP SpA (in liquidation)			Italy
		10.	Seagate Technology Canada Ltd. (inactive)			Canada
	C.	Seagate Technology International				Cayman Islands
		1.	Seagate Technology (Thailand) Limited			Thailand
		2.	Seagate Technology China Holding Company			Cayman Islands
			a.	Seagate Technology International (Shenzhen) Co., Ltd.		China
		3.	Seagate Technology Asia Holdings			Cayman Islands
			a.	P.T. Seagate Technology		Indonesia
		4.	Seagate Technology Media (Ireland)			Cayman Islands
		5.	Seagate Technology (Denmark) ApS			Denmark
			a.	Seagate Technology Media Mexico S.A. de C.V.		Mexico
			b.	Seagate Technology – Reynosa, S. de R.L. de C.V.		Mexico
			c.	Seagate Technology (Netherlands) BV		Netherlands
				i.	Nippon Seagate Inc.	Japan
		6.	Seagate Singapore Distribution Pte. Ltd.			Singapore
		7.	Seagate Distribution (UK) Limited			Scotland
		8.	Seagate Technology (Marlow) Limited			England & Wales
		9.	Seagate Technology (Philippines)			Cayman Islands
		10.	Seagate Technology (Ireland)			Cayman Islands
		11.	Perai Seagate Storage Products Sdn. Bhd.			Malaysia
		12.	Penang Seagate Industries (M) Sdn. Bhd.			Malaysia
		13.	Seagate Technology International (Wuxi) Co. Ltd.			China
		14.	Seagate Technology Far East Holdings			Cayman Islands
		15.	Seagate Microelectronics Limited (inactive)			Scotland
		16.	Seagate Investments SrL (shelf company)			Barbados
		17.	Seagate Technology Limited (inactive)			Scotland
		18.	Seagate Technology (Ireland Holdings) (inactive)			Cayman Islands
		19.	Seagate Technology (Malaysia) Holding Company			Cayman Islands
			a.	Senai Seagate Industries (M) Sdn. Bhd.		Malaysia